EXHIBIT 10.8


                        WIRE TRANSFER SERVICE AGREEMENT


THIS WIRE TRANSFER SERVICE AGREEMENT (this "Agreement") is made and entered into as of this 26th day of June, 2002 by and between BRIDGE BANK OF SILICON VALLEY, N.A. ("Client"), and BServ, Inc., a Nevada corporation ("BankServ").

                                    RECITALS

     A. Client is a [commercial bank], and accordingly, is permitted to initiate and receive wire transfer transactions using the Federal Reserve Bank wire transfer system.

     B. BankServ has developed and licenses a software, communications and electronic data base system (the "BankServ System") for initiating and receiving wire transfer transactions ("Wire Transfer Transactions") as more particularly described in Exhibit A (the "Services").

     C. Client and BankServ desire that Client utilize BankServ and the BankServ System to process all of Client's Wire Transfer Transactions.

                                   AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

     1. APPOINTMENT OF BANKSERV. Client hereby appoints BankServ to utilize the BankServ System as Client's exclusive provider of wire transfer origination and wire transfer receiving services; provided, however, that Client shall retain its own FedLine terminal as a backup system. Client shall be solely responsible for BankServ's charges for the Services. The specifications of the Services shall be as set forth on Exhibit A.

     2. CHARGES. Client shall pay BankServ the prices set forth on Exhibit B per transaction multiplied by the quantity of such services performed by BankServ as recorded by BankServ's computer system which shall be presumed to be correct absent demonstrable error. Client shall pay monthly all amounts payable by automatic electronic transfer to BankServ initiated by Client on or before the thirtieth (30th) day of each calendar month for all services performed by BankServ during the immediately preceding calendar month, and thereafter default interest shall accrue at the rate of 1-1/2% per month, compounded monthly. Bills shall be submitted by mail after the end of each calendar month, detailing volumes and corresponding transaction pricing. Client shall also pay BankServ an amount equal to any taxes paid or payable by BankServ (other than taxes based upon BankServ's net income) however designated, levied or based on the fees, services, products or technical information provided by BankServ pursuant to this Agreement. At the end of the Initial Term as defined below, and any Renewal Term(s), BankServ may revise its per transaction charges by notifying the Client in writing at least one hundred twenty (120) days prior to the change taking effect. BankServ may increase its per transaction charges based on any direct pass through cost increases it incurs in providing such services to Client; provided however, that any such increase shall permit Client to terminate this Agreement upon sixty (60) days notice if made within sixty (60) days after such increase. Additionally, if a price revision is made in addition to pass through costs and results in an increase to the per item cost, such increase shall occur


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only one time annually and the percentage increase shall not exceed the Consumer
Price Index for the twelve (12) month period immediately prior to the price/charge revision.

     3. TERM AND TERMINATION. This Agreement shall have an initial term ("Initial Term") of five (5) years from the date that the BankServ System is operational with respect to Client ("Commencement Date"), which term shall be automatically extended for ten (10) successive one (1) year terms (each a "Renewal Term"); provided, however, that either party may terminate this Agreement at any time after the Initial Term without cause and without breach of this Agreement upon one hundred twenty (120) days prior written notice and further provided that either party may terminate this Agreement upon thirty (30) business days' notice at any time if the other party is in breach of this Agreement and, provided such breach is susceptible to cure within thirty (30) business days, has not cured such breach within thirty (30) business days after written notice with respect thereto specifying such breach is sent to the breaching party. [REMOVED AS BSERV IS REQUIRED TO COMPLY WITH FRB REGS AND ANY OTHER BREACH WOULD FALL UNDER BREACH SCENARIO SPECIFIED ABOVE]. Notwithstanding anything to the contrary contained herein, BankServ may terminate this Agreement on thirty (30) business days' notice to Client if Client is delinquent in making any payment due hereunder and has not cured such payment default within five (5) business days after BankServ's written notice with respect thereto. The Client may also terminate this agreement upon thirty (30) days notice without cause, provided that if such termination occurs prior to the end of the Initial Term, Client shall pay to BankServ an amount equal to the Termination Payment Structure set forth in Exhibit B.

     4. CONTINGENT UPON REGULATORY APPROVAL. The parties hereto acknowledge and agree that this Agreement is contingent upon any required governmental regulatory approval. Each party agrees to make reasonable efforts to secure all necessary governmental and regulatory approvals. In the event all necessary regulatory approvals are not obtained, this Agreement shall terminate and be of no further force or effect. If at any time during the Initial Term or any Renewal Term, governmental and regulatory authorities withdraw their approval, and their approval cannot be regained in a reasonable time, then this Agreement shall terminate and be of no further force and effect.

     5. HARDWARE AND COMMUNICATIONS SERVICES. Client shall be solely responsible for (I) its own data processing and transmission equipment (see Requirements in Exhibit 0) and (ii) establishing and maintaining its data communication lines and equipment necessary to transport data between Client's equipment and BankServ's equipment.

     6. IDENTIFICATION NUMBERS AND PASSWORDS. Access to BankServ from Client's remote terminals shall be available only through the use of one or more identification numbers and passwords assigned and validated by BankServ prior to the Commencement Date and Client's use of the Services. Once such identification number(s) and password(s) have been assigned and validated by BankServ, the use and confidentiality of such numbers and passwords by Client shall be the sole responsibility of Client in additional to the mutually agreed upon security procedures of each party as set forth in Section 7 below. BankServ may refuse to process any data that in BankServ's opinion is not of a quality suitable for processing or does not comply with BankServ's applicable standards and procedures. BankServ shall use its best efforts to contact Client when data input by Client does not comply with input requirements of the BankServ system, although BankServ shall expressly not be responsible therefore.


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     7. SECURITY PROCEDURES. Client shall properly use such security procedures that are reasonably sufficient to ensure that all transmissions of data to the BankServ System are authorized and to protect its business records and data from any improper access. BankServ does not assume any responsibility to discover any possible breach of Client's security; provided, however, that if BankServ discovers any such breach, it shall promptly notify Client. Client shall immediately notify BankServ if it discovers any breach of security of the BankServ System. Client shall indemnify and hold BankServ harmless against any liability, loss, damage, cost or expense (including reasonable attorneys' fees) resulting from (i) Client's or any of Client's employees, Client's agents or representatives' breach of security for the BankServ System and (ii) any and all of such parties' unauthorized uses of the BankServ System. BankServ shall be responsible for any liability, loss or damage resulting from intentional breaches of security by BankServ and its employees.

     8. CLIENT OBLIGATIONS. Client represents, warrants and covenants to BankServ that it shall:

     (a) FRAUD PREVENTION. Take commercially reasonable measures to prevent fraud by Client, its employees, agents and customers;

     (b) DATA VERIFICATION. Be responsible for inputting all data and verifying the accuracy of all data so entered;

     (c) DATA FORMAT. Provide at a reasonable time and in such format as may be reasonably requested by BankServ all other data or information reasonably required by BankServ to perform the Services hereunder;

     (d) CONFIDENTIALITY. Preserve the confidentiality of any identification numbers and passwords assigned and validated by BankServ;

     (e) NOTIFICATION OF SECURITY BREACH. Notify BankServ if it discovers a breach of BankServ's security;

     (f) COMPLIANCE WITH LAWS AND REGULATIONS. Comply with applicable laws, regulations and rules, including without limitation, the rules of the Federal Reserve Bank; and

     (g)  COMPLY  WITH  BANKSERV  RULES.   Comply  with  BankServ's   rules  and
          regulations for uses of the services, as BankServ may establish from time to time.

     9. EXCLUSIVITY. BankServ's pricing is based upon Client's exclusive use of BankServ for all Services; accordingly, Client agrees to use and hereby appoints BankServ as the exclusive provider of Services to Client during the Initial Term and any Renewal Term hereof.

     10. CUSTOMER SERVICE. BankServ shall during the hours set forth on Exhibit A maintain and staff a Continental United States toll-free telephone line from which BankServ shall use its best efforts to answer the questions of Client employees, agents and representatives who intend to utilize the Services.

     11. TITLE TO PROPERTY, KNOW-HOW AND INTELLECTUAL PROPERTY; NONDISCLOSURE OF TRADE SECRETS; CONFIDENTIALITY.


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     a.   Title. All systems,  programs,  operating instructions,  documentation and know how utilized in or by the BankServ System shall be and remain the exclusive proprietary property of BankServ. All information, customer data, and other proprietary information of Client shall remain the exclusive proprietary property of Client

     b. Each party will keep strictly confidential all information regarding the other party's business, customers, affairs, technology, systems, programs, operating instructions, documentation, and know how utilized in or by the BankServ System learned in connection with this Agreement or the transactions contemplated by it (the TMConfidential Information"). Each party shall use the other's Confidential Information only in the performance of its obligations under this
          Agreement, shall disclose such Confidential Information within its organization only to those employees who need to know it to perform its obligations and shall not disclose such Confidential Information to any third party. Each party shall take all measures (by agreement, instruction or otherwise) reasonably necessary to protect the confidentiality of such Confidential Information and limit use of and access to such Confidential Information to conform to the express terms of this Agreement, including, without limitation, each party shall take the same care in handling the Confidential Information from the other party as it would in the handling of its own data, but in no even shall such party use less than a reasonable degree of care in instructing its employees regarding its obligations under this Agreement. To the extent that BankServ has access to, and Licensee may provide BankServ with information and/or documentation about Licensee's customers, (`Customer Information"), BankServ agrees that all such Customer Information shall be held in strict confidence and disclosed only to those employees, agents or service providers whose duties reasonably require access to such information. BankServ may use such Customer Information only in connection with its performance under the Agreement, or as expressly permitted in the Agreement. Upon expiration or termination of this Agreement, each party shall, at its own expense, immediately return to the other party or destroy if such party so requests, all confidential information of the other in written or recorded form, and shall certify such return or destruction in a writing signed by one of its officers. If BankServ or any of its employees or agents shall attempt to use or dispose of any such
          Customer Information in a manner other than as expressly permitted hereunder, Client shall have the right, in addition to such other remedies to injunctive relief enjoining such use, disposition, attempted use or attempted disposition, it being acknowledged that legal remedies are inadequate to protect Client. Notwithstanding the foregoing, no obligation of confidentiality shall attached to any information which is (a) generally known to the public, (b) independently developed by either party without reliance on the trade secrets and/or confidential information provided by the other party or
          (C) independently acquired from sources who have no obligation of confidentiality.

     c. If either of the parties are legally compelled (whether deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations are taking place with respect to the Transaction) the compelled party shall immediately notify the other party in writing of such requirements so that the noncompelled party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. The compelled party will use all reasonable efforts at the non-compelled party's expense, to obtain or assist the non-compelled party in obtaining any such protective order. Failing the entry of a protective order or the


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          receipt  of a waiver  hereunder,  the  compelled  party may  disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that the compelled party has been advised by opinion of counsel reasonably acceptable to the other party that it is legally compelled to disclose; provided that the compelled party agrees to use all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information by the person to whom it was disclosed.

     12. WARRANTY; LIMITATION ON LIABILITY. BankServ shall maintain a back-up server to its primary server to reduce the risk of delays as a result of equipment malfunction. BankServ agrees to employ due care and attention in the preparation and maintenance of its programs and in performing the Services, but BankServ is a service bureau, not an insurer. Accordingly, Client acknowledges that data processing entails the risk of human and machine errors, omissions, delays and losses, including inadvertent loss or misstatement of data which may give rise to loss or damage. Accordingly, Client agrees that except as otherwise specified in Exhibit A attached hereto_[[ls there anything on Exhibit A about this is OUR REFERENCE TO EX. A RELATES TO THE FACT THAT WE WARRANT OUR SOFTWARE TO PROVIDE THE SERVICES IN THE MANNER DESCRIBED THERE. Ex A should state that BankServ is required to correct errors and omissions in processing transfers]], BANKSERV SHALL NOT BE LIABLE FOR ANY ERRORS, OMISSIONS, DELAYS OR LOSSES UNLESS CAUSED BY BANKSERV'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL BANKSERV BE LIABLE FOR DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL THE TOTAL AGGREGATE LIABILITY OF BANKSERVTO THE CLIENT FOR ANY AND ALL CLAIMS, LOSSES OR DAMAGES ARISING UNDER THIS AGREEMENT OR SERVICES PERFORMED HEREUNDER FOR ANY CLIENT CUSTOMER EXCEED THE TOTAL AMOUNT PAID BY CLIENT TO BANKSERV DURING THE PRECEDING MONTH, EVEN IF BANKSERV HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL CLAIM, LOSS OR DAMAGE. THE foregoing limitation of liability and exclusion of certain damages shall apply regardless of the success or effectiveness of other remedies. Notwithstanding Section 13, below, BankServ shall not be responsible for delays in receipt of Client information, or for delays in processing of Client information because of causes beyond its reasonable control, including, without limitation, equipment malfunction, limitations on the availability of telephone or other transmission facilities, failures of communications equipment, or Client's failure to properly format and transmit information. BankServ shall also not be responsible for errors in data entry or other services, programs, hardware, data files, or output provided to, or maintained for, Client resulting from errors in Client's input data or from Client's failure to comply with the terms and conditions of this Agreement. in the event that the Licensed Software as described in Section 15, fails to perform pursuant to specifications, as Client's sole and exclusive remedy, BankServ will, at its option, either (i) provide software support services necessary to correct material errors reported to BankServ in writing by Client and which BankServ is able to reproduce, or (ii) terminate this Service Agreement and the sublicense granted hereunder (unless Client waives its remedies with respect to such defect). THE FOREGOING WARRANTY OF THE LICENSED SOFTWARE IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED. BANKSERV SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES RELATING TO QUALITY, PERFORMANCE, INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE RELATED TO THE LICENSED SOFTWARE AND DOCUMENTATION.


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     13.  FAILURE TO MEET  SPECIFICATION.  In the event that for any  particular calendar date BankServ does not meet or exceed the specification for timeliness of Wire Transfer Transactions set forth in Exhibit A, which are under its control-as described:-in .Section 16(k), BankServ shall waive all of its fees otherwise payable by Client to BankServ for the Services performed by BankServ during such calendar day,

     14. INDEMNIFICATION. Client shall defend and indemnify BankServ and hold ii harmless against any and all liability, loss, damages, costs or expenses (including court costs and reasonable attorneys fees) arising as a result of Client's breach of its warranties, representations, covenants or obligations under this Agreement or the activities of any of Client's customers in connection with the receipt of the Services, including without limitation, unauthorized disclosure of BankServ Information, unauthorized use or disclosure by any person having authorized access to the information and data related to the Licensed Software or Documentation as described in Section 15 below, any fraud committed by Client or its customers, employees, agents or representatives or any credit failure of Client or any act of third parties under the control or direction of BankServ and any failure of Client to obtain a requested authorization executed by Client's customer authorizing a Wire Transfer Transaction; PROVIDED, HOWEVER, BankServ shall indemnify Client and shall hold it harmless from any loss or damage arising as a result of BankServ's gross negligence or willful misconduct in connection herewith. Accordingly, Client agrees that (i) in the event of breach or attempted or threatened breach of the Software License grant by Client or a sublicensee, BankServ may terminate this Agreement immediately, and (ii) in the event a court of competent jurisdiction determines that Client and/or sublicensee has breached or attempted or threatened to breach any of the terms of this Agreement or the Sublicense Agreement attached hereto as EXHIBIT C, Licensee will consent to the entry of an injunction against it without the need for BankServ to make a showing of irreparable harm. This obligation imposed on the Client and BankServ and the rights conferred upon BankServ and the Client by this section shall not be extinguished upon termination of this Agreement or the license hereby granted, but shall be and remain continuing obligations of Client.

     15. SOFTWARE LICENSE. BankServ grants to Client as Licensee, during the term of this Agreement, a nonexclusive, royalty-free, non-transferable license to use all portions of BankServ's proprietary computer software (the "Licensed Software") and user documentation supplied by BankServ including any subsequent versions thereof (the "Documentation") on such computer central processing units owned or controlled by Licensee for Licensee's own internal operations, solely in conjunction with the services provided by BankServ. Licensee may copy the Licensed Software solely for use on the computer central processing units owned and controlled by Licensee and for backup purposes. All copies shall remain the exclusive property of BankServ and Licensee shall have no right, title or interest therein except as expressly set forth in this Agreement. Duplication of Documentation is prohibited. Licensee is prohibited from using the Licensed Software in a service bureau, timesharing or outsourcing capacity. In addition, BankServ grants to Licensee, during the term of this Agreement, a non-exclusive, nontransferable license to copy and sublicense the terminal components of the Licensed Software ("Terminal Software") to its merchant customers in connection with Licensee's facilitation of BankServ providing wire transfer services for such merchant customers. Licensee may sublicense the Terminal Software only upon Licensee obtaining an original, fully executed Sublicense Agreement in the form of Exhibit C as may be modified from time to time (or in substantially similar form, subject to BankServ's prior written approval) and delivering a copy of same to BankServ. Upon the expiration of such sublicense, Licensee shall cause all

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


sublicensees of such software to immediately cease all use and return to Licensee any and all copies of such software and documentation thereto in any form whatsoever in any merchant customer's possession or control ( upon which Licensee shall forthwith return same to BankServ).

     (a) INTELLECTUAL PROPERTY RIGHTS OF SOFTWARE AND DOCUMENTATION. CLIENT as Licensee acknowledges that the Licensed Software and Documentation are works on which BankServ and/or BankServ's licensors hold the sole and exclusive copyright. Licensee shall maintain BankServ's copyright notice on the Licensed Software and Documentation, and shall reproduce such notice on all copies of the Licensed Software, and upon all tangible media, such as diskettes, upon which copies are stored. Further, Licensee acknowledges that the Licensed Software and Documentation licensed hereunder contain valuable trade secrets and confidential information that are the unrestricted proprietary rights of BankServ. Licensee agrees that it will not use this information in any way not allowed by this Agreement, that it will not disclose this information to anyone other than its own employees who require access, that it will protect and maintain the confidentiality of this information, and that it will take all commercially reasonable precautions (no less stringent than those the Client uses to protect its own proprietary information) to prevent any unauthorized use or disclosure of this information. Licensee further agrees that it will not decompile, disassemble, or in any manner attempt to reverse engineer the Licensed Software or direct or authorize others to do so.

     16. MISC0ILANN.JC PROVISION.

     (a) ENTIRE AGREEMENT. This Agreement and any Exhibits hereto, constitute the final and entire understanding and agreement between the parties with respect to the subject matter hereof and shall supersede all prior negotiations, understandings, representations and agreements between the parties relating to the subject matter hereof. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The parties agree that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, arbitration or other proceeding involving this Agreement. Nothing in this Agreement is intended to confer upon any person, other than the parties hereto and their respective successors, permitted assigns, heirs, legatees, executors and administrators, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (b) COMPLIANCE WITH LAWS AND REGULATIONS. THE parties hereto agree to comply with all applicable laws and regulations with respect to the Services.

     (c) FURTHER ASSURANCES. Subject to the terms and conditions expressly set forth herein, the parties hereto shall use their best efforts to do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments or documents as any other party may reasonably request in order to promote the intent and purpose of this Agreement and the consummation of the transactions contemplated hereby. No party shall voluntarily undertake any course of action inconsistent with the performance or satisfaction of the requirements applicable to it set forth in this Agreement, and each party shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform as early as practicable the obligations herein required to be performed by it.


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     (d)  ESTABLISHING  RULES. Client hereby acknowledges that BankServ may from to time establish reasonable rules, regulations and operational guidelines with respect to use of the Service by BankServ's customers and that such rules, regulations and guidelines shall be binding upon Client fifteen (15) days after delivery thereof to Client.

     (e) AUTHORITY TO EXECUTE. The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this Agreement to all of the terms, covenants, and conditions of this Agreement as they relate to the respective parties hereto.

     (f) AMENDMENTS. No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by all parties.

     (g) SEVERABILITY. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms unless by such severance the respective rights of the parties are materially altered, in which case the party whose rights are so altered shall have the right (exercisable within thirty (30) days after the determination of unenforceability) to rescind this Agreement.

     (h) GENERAL CONSTRUCTION. The underlined headings contained in this Agreement are for convenience only and shall not be deemed to explain, modify or aid in the interpretation or construction of the provisions of this Agreement. Each party hereto, and counsel for each party hereto, has reviewed and revised this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement. As used in this Agreement, "includes" and "including" are not limiting; "or" is not exclusive.


     (i) DELAYS OR OMISSIONS; CUMULATIVE RIGHTS. NO delay or omission to exercise any right, power or remedy accruing upon any breach, default or noncompliance under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence thereof or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character of any breach, default or noncompliance under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All rights and remedies, either under this Agreement, by law, in equity or otherwise, shall be cumulative and not alternative, and the exercise of any right or remedy shall be without prejudice to the enforcement of any other right or remedy.

     (j)  TIME. Time is of the essence with respect to this Agreement.

     (k) FAILURE OR DELAY IN PERFORMANCE. Notwithstanding anything to the contrary herein (including Section 14, above), no party shall be liable for or shall waive its fees because of failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond the party's reasonable control, including without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, earthquake, flood, strike or other labor disturbance, interruption of or delay in transportation, or inability to obtain raw materials, supplies, or power used in or equipment needed for the performance of the Services;

          the failure of timely or adequate performance of the Federal Reserve Bank, the Federal Reserve wire transfer system or other third parties upon whom BankServ shall rely in providing the Services; provided, however, that lack of credit, funds or financing to a party hereto shall not be considered a matter beyond the reasonable control of the party. Each party (a) shall promptly notify the other in writing of any such delay or failure in performance, the expected duration thereof, and its anticipated effect on the party expected to perform, and (b) shall use its best efforts to remedy such delay, except that no party shall be under any obligation to settle a labor dispute. Notwithstanding the above, the other party shall have the right to terminate this Agreement if the excused failure or delay continues for ninety (90) days from the date that performance was first delayed.

     (l) SUCCESSORS AND ASSIGNS. Any party upon the written consent of the other party, which consent shall not be unreasonably withheld, may sell, assign, subcontract, delegate or transfer this Agreement in whole or in part with all or part of its right, title, and interest therein to any person, corporation, or entity, at any time during the term of this Agreement, and any such assignee shall acquire all of the rights and shall assume all of the obligations of the assigning party under this Agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. The merger of any party with or into any other corporation, the sale by any party of all or substantially all of its property or assets, a purchase by any party of a controlling interest in capital stock (or any other action) or a change in control of a party shall not constitute an assignment of rights in violation of this Section. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, legatees, executors and administrators of the parties hereto.

     (m) STATUS OF THE PARTIES. Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship. No party shall have the authority to commit or bind any other party without such party's prior written consent.

     (n) NOTICES. Except as expressly provided herein, all notices and other communications required or permitted hereunder shall be given in writing and shall be given in person, or by telecopier, or by overnight courier, and shall be deemed to have been delivered upon receipted personal delivery to the respective addresses set forth below:

If to BankServ:                     BServ, Inc.
                                    222 Kearny Street, Suite 414
                                    San Francisco, CA 94108
                                    Attn: David F. Kvederis, President & CEO
                                    FAX: 415.217.4525

IF to CLIENT:                       BRIDGE BANK OF SILICON VALLEY
                                    2120 El Camino Real
                                    Santa Clara
                                    FAX: 408-282-1670

          Any party may change its address for notice by providing notice to all other parties as provided herein.

     (o) PRONOUNS. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, and the plural as well as singular forms, as the context requires.

     (p) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     (q) GOVERNING LAW/VENUE. This Agreement shall be governed in all respects by the laws of the State of California as it applies to contracts, between California residents, which are made and to be performed in California. The exclusive venue for any action commenced by BankServ pursuant to or arising out of this Agreement shall be limited to the state or federal courts located in the State of Client's principal place of business, and BankServ and Client hereby submit to such jurisdiction. The exclusive venue for any action commenced by Client pursuant to or arising out of this Agreement shall be limited to the state or federal courts located in the State of California, and BankServ and Client hereby submit to such jurisdiction.

     (r) ATTORNEYS' FEES. If any action (whether legal or equitable and whether litigation or arbitration or some other proceeding), including an action for declaratory relief, is brought under this Agreement, the prevailing party (as shall be determined by the court or other adjudicator) shall be entitled to recover its reasonable attorneys' fees and costs of suit from the other party in addition to such other relief as may be granted. The prevailing party shall be determined based upon an assessment of which party's major arguments made or positions taken in the proceedings fairly could be said to have prevailed over the other party's major arguments or positions on major disputed issues in the decision. Each party to this Agreement was represented by an attorney in the negotiation, drafting and execution of this Agreement.

     (s) PUBLICITY. Either party hereto may publicize the existence of this Agreement in general but any and all information related to the specific terms and conditions (including but not limited to pricing) of this Agreement shall remain confidential.

     (t) INSPECTION AND AUDIT RIGHTS. SUBJECT TO SECTION 11, Client hereby grants to BankServ(R) the right of access, from time to time, to Client's computer system on which the licensed software has been installed (online or on-premises) solely for the purposes of auditing the number of transactions that have been processed by the licensed software and to verify the number of computers that use the licensed software.

     (u) ACCEPTANCE. This Agreement shall become the binding obligation of BankServ only if executed by BankServ whose execution shall depend on BankServ's acceptance of Client as an authorized user of the Services. Such authorization shall be in BankServ's sole discretion and shall depend in part on BankServ's verification of Client's financial wherewithal and Client supplying BankServ such other information as BankServ may require.

     17 SOURCE CODE ESCROW. BankServ(R) agrees to maintain the Client's current copy of its source code of the Software the source code for the Software, including all relevant commentary, explanations and other documentation, as well as instructions to compile the source code, plus all revisions to the Software source code encompassing all corrections, changes, modifications and enhancements made to the Software providing the Services as described herein in escrow with Data Securities International, Inc., 9265 Sky Park Court, Suite 202, San Diego, CA 92123 (the "Escrow Holder"). All costs of escrow shall be paid by Client including any costs for additional beneficiaries as mutually agreed upon. A copy of the source code in escrow shall be released to Client upon Client's request within ten (10) days only upon BankServ's failure to provide the Services and the occurrence of any one or more of the following events: (i) BankServ(R)or any successor to BankServ(R) ceases doing business; and (ii) at any time during any proceedings under any provision of the Federal Bankruptcy Act in which BankServ(R)or its successors or representatives rejects or terminates this Agreement. In the event that the source code is delivered to Client as provided above, BankServ(R) hereby grants to Client a non-exclusive, non-transferable license to modify or have others modify the source code of the Software in connection with Client's use of the Services, subject to the terms and conditions of this Agreement. Notwithstanding anything to the contrary herein, Client is prohibited at all times from distribution, public display or public performance of the Software, in source code or object code form, and from using the Software in a service bureau, time-sharing or out-sourcing capacity.

     In Witness Whereof, the parties have entered into this Agreement as of the date set forth above.

BRIDGE BANK OF SILICON VALLEY       BServ, Inc., a Nevada corporation


By: TOM SA
____________________________
     Tom Sa
Its: Chief Financial Officer

Exhibits:

Exhibit A Specifications
Exhibit B Fee Schedule
Exhibit C Software License Agreement
Exhibit D Client Hardware and Software Requirements
Exhibit E GFX Client Application Support

                            EXHIBIT A-SPECIFICATIONS
                            DESCRIPTION OF SERVICES

TYPES OF SERVICES:

BankServ will provide the Client a PC based front-end wire transfer processing software interface to the Federal Reserve Bank's (FRB) FEDWIRE system.

The system is domiciled on a server located in a secured area at BankServ`s Las Vegas data center with a fully emulated backup installation at a similar site in San Francisco.

Communication links between the Client and BankServ and BankServ and the FRB are via fully encrypted lines that meet or exceed FRB security standards.

The  system  will  be  used  in  lieu  of  the  Client's   current  FRB  FEDLINE
arrangements, and will perform/provide the following:

     Daily interface with Client's data processing system (INSERT NAME) for update, inquiry, posting and related accounting transactions pertaining to wire transfer functions. These will be done at times and in formats agreed upon by the Client, BankServ and the data processing host. The efficacy of the interface is guaranteed upon installation and only at the commencement of "live" processing, after successful completion of a mutually agreed upon testing period. Since (INSERT NAME)'s activities are beyond BankServ's control, BankServ limits its warranty to the successful installation and commencement of live processing. Any processing activities subsequent to the initial service shall remain as described in section 12 of this agreement.

     Subsequent to the commencement of "live" processing, BankServ shall adhere to the Customer Application Support described in Exhibit E attached hereto.

     Actions directed by the appropriate function buttons at the Client's location(s) will be completed no longer than 3-5 seconds from the time the Client acts on the execution button(s) (e.g.OKlsave)

     Automated Office of Foreign Asset Control (OFAC) verification via an on-line interface with a regularly updated OFAC database.

     Automated Bank Secrecy Act (BSA) archiving and retrieval through on-line access to the last 6 months' data with the remaining mandated information available via inquiry on external media provided to the Client.

     Automated generation of notifications for the Client's customers via mail or fax. (Specific hardware requirements may apply)

     The capability to create formats for repetitive wires, operator access arrangements, internal security levels, and other similar operationally related elements.

     The capability to offer remote (customer) initiation of wire transactions.

FEDWIRE ENVIRONMENT MANAGEMENT:

Maintain  hardware  and  software   encompassing  full  FEDWIRE,  BSA  and  OFAC
processing capabilities including FRB mandated regulatory changes and processing changes.

Maintain a full disaster recovery capability including twice yearly certifiable tests proving said capability.

FEDWIRE TRANSACTION MANAGEMENT:

Manage the receipt and origination of all the Client's inbound and outbound FEDWIRE transactions per FRB wire processing deadlines.

Manage the interfaces to OFAC and 3' party service bureaus per agreed upon processing timeframes and specifications.

Manage the fallback to the disaster recovery site in the event of BankServ or the Client's business interruption.

Provide BSA archive data and record retention for the Client's inquiries.

 FEDWIRE NETWORK MANAGEMENT:

Client workstation network access management to the FEDWIRE server.

Client authentication network security access management to the FEDWIRE server.

Communications interface to the FRB including their mandated security controls and dial backup capability to the FRB's disaster recovery site.

OPERATIONS MANAGEMENT:

Maintain Network Control Operations and Customer Service groups to perform the services and support required to manage the Client's wire transfer business and interact directly with their wire transfer operations personnel.

HOURS OF OPERATION:

Wire Transfer  Network  (system) Control - 5:00 AM - 5:30 PM PST
                                                 Monday - Friday
Wire Transfer  Customer Service - 5:00 AM - 5:30 PM PST
                                       Monday -- Friday

PROJECT MANAGEMENT:

Manage the conversion of existing Client wire transfer processing to the BankServ wire transfer system, consisting of:

     o    Project management.
     o    Operations review and Client conversion tasks.
     o    Operations training.
     o    System hardware, software, and telecommunications access setup.
     o    Programming changes to interface with the Client's systems.



                                   EXHIBIT B
                                  FEE SCHEDULE


BANKSERV                                 PROPRIETARY AND CONFIDENTIAL             EXHIBIT B

GFXN PRICE LIST (GOOD FROM                                                        BRIDGE BANK
5/1/02 TO 5/31/02 FOR A CONTRACT
SIGNED BY 5/31/02)

ASP LICENSE FEES


GFXN Packaged License (Due on            $55,000.00                               Provides for the use of BankServ's GFXN Wire
signing)                                                                          Transfer Product on an ASP basis.

GFXN real time interface:                Included                                 Customization will be at standard professional
Kirchman, FiServ ITI, FiServ CBS,                                                 services rates. Interfaces to applications not
AllTel Horizon, OSI, Metavante,                                                   covered in this list will be developed at standard
AllTel IMPACS                                                                     professional services hourly rates.

GFXN batch End of Day (EOD) or           Included                                 Customization will be at standard professional
Beginning of Day (BOD) interface                                                  services rates

GFXN CashManagement Interface:           $10,000.00 each                          Customization will be at standard professional
Magnet, BankLink, Fundtech,                                                       services rates. Interfaces to applications not
Hamilton & Sullivan, Q-UP,                                                        covered in this list will be developed at standard
BankonIT                                                                          professional services hourly rates.

Secure ID card                           $250.00 each                             Includes the establishment of an IP address on the
                                                                                  BankServ firewall

Implementation/Training                  Implementation plus 6 days of            Implementation charges include consulting
                                         training are included                    assistance in the use of the program,
                                                                                  certification of communications conectivity, and
                                                                                  onsite training. Rates for consulting/training are
                                                                                  listed below. Customization of development of new
                                                                                  functionality is charged at custom programming
                                                                                  rates, and an estimate will be provided in a
                                                                                  Statement of Work. Estimate includes 6 days of
                                                                                  training. Airfare, lodging and reasonable living
                                                                                  and miscellaneous expenses will be submitted for
                                                                                  reimbursement.

TRANSACTION FEES

                                      MONTHLY TRANSACTION VOLUME

                                      <2,100     2,101-     4,201                 For comparative purposes the tiers are equal to
                                                 4,200      8,400     8,401+      less than 100 wires per day, 101 to 200, 201 to
                                                                                  400 and greater than 400

Fedwires, Book Transfers, and
NBES                                  $2.95       $2.70      $2.45     $2.20      Pricing is by volume tiers which represent thres-
                                                                                  holds. Once a customer reaches the next threshold
                                                                                  all wires processed that month will be at that
                                                                                  threshold price.

Message wires non payment related       N/C

Fax Advice                            $0.50


                                                                              15




Email Advice                          $0.40

On Line history                       $0.01 per wire                              Based on the number of wires held in history on
                                                                                  the last day of the month Charge is capped at $250
                                                                                  per month.

Packaged transaction fee              $5,500.00                                   Covers all wires up to the highest volume for that
                                                                                  tier. Wires in excess of the highest volume will
                                                                                  be charged at the per wire price in the next
                                                                                  appropriate tier. For example 2,105 wires would be
                                                                                  priced at $5,500 plus 5 wires at $2.70. In the
                                                                                  event of an early termination of the contract, the
                                                                                  Packaged Transaction Fee, being used at the time
                                                                                  of termination, for the remaining term of the
                                                                                  contract shall become due and payable.

OPTIONAL MODULES - BASE MONTHLY
CHARGES

Monthly maintenance charge for        Included
each real time interface

Monthly maintenance charge for        Included
each batch EOD or BOD interface

Monthly maintenance charge for        Included
each Cash Management System
interface

Monthly Base Charge per Secure ID     $5.00
card issued

Transmitted Reports                   Included

PROFESSIONAL SERVICES OTHER

Professional Services-Project         $175.00 per hour                            All hourly and per day rates to not include any
Management                                                                        travel expenses. If travel is necessary; airfare,
                                                                                  lodging and reasonable living and miscellaneous
                                                                                  expenses will be submitted for reimbursement

Professional Services-Training        $1,200.00 per day                           All hourly and per day rates to not include any
                                                                                  travel expenses. If travel is necessary; airfare,
                                                                                  lodging and reasonable living and miscellaneous
                                                                                  expenses will be submitted for reimbursement

Professional Services-Custom          $225.00 per hour                            All hourly and per day rates to not include any
Programming                                                                       travel expenses. If travel is necessary; airfare,
                                                                                  lodging and reasonable living and miscellaneous
                                                                                  expenses will be submitted for reimbursement

Telecommunications costs from                                                     Client will be billed directly by BankServ's
client to BankServ                                                                telecommunications carrier

Client specific hardware/software                                                 Client responsibility

Hardware/Software maintenance                                                     Client responsibility

NOTES:

1. This pricing requires either a 4 or 5 year agreement.

2. CPI Increases - On January 1 of each year each price will be subject to an increase equal to the increase in the CPI. If year 1 of the agreement is a partial calendar year, the increase will be prorated.


                                   EXHIBIT C
                         SOFTWARE SUBLICENSE AGREEMENT

This Software Sublicense Agreement (this "Sublicense Agreement") is made as of this __ day of _______, 200_, by and between [Sublicensor), a __________________
("Sublicensor") and the undersigned sublicensee ("Sublicensee").

Sublicensor and Sublicensee hereby agree to the terms, person or entity, whether voluntarily, involuntarily or by conditions and covenants of this Sublicense Agreement as of operation of law.

date of entering into the ________________________Agreement.

1. DEFINITION OF TERMS:

(a) "Documentation" shall mean the standard user documentation supplied by Sublicensor with the Software.
(b) "Software" shall mean the proprietary computer software entitled _____________."
(c) "Use" shall mean copying of any portion of the Software into a machine, transmitting it to a machine, viewing the instructions, or processing the machine instructions, statements or data contained in such materials.

2. GRANT OF SUBLICENSE. Sublicensor grants to Sublicensee, during the term of this Sublicense Agreement, a royalty-free, non-exclusive, non-transferable Sublicense to use the Software and Documentation on such computer central processing units owned or controlled by Sublicensee for Sublicensee's own internal operations, solely in conjunction with _________________provided by Sublicensor and/or BServ, Inc., a Nevada corporation ("BankServ") subject to the terms and conditions of this Sublicense Agreement. Sublicensee is prohibited from using the Software in a service bureau, time-sharing or out-sourcing capacity.

3. TERM. Unless earlier terminated, the term of this Sublicense Agreement and the Sublicense granted hereby shall be concurrent with the term of the master license agreement of the Software from BankServ to Sublicensor. This Sublicense Agreement and the sublicense granted hereby shall immediately terminate upon the expiration or earlier termination of the master license. Upon the termination of this Sublicense Agreement, Sublicensee shall immediately cease all use and return to Sublicensor all copies of the Software and the Documentation in any form In Sublicensee's possession or control, and all copies of other confidential or proprietary information of BankServ.

4. COPIES. Sublicensee may copy the Software solely for use on computer central processing units owned or controlled by Licensee and for backup purposes. Sublicensee may copy the Documentation for internal purposes only in connection with Sublicensee's use of the Software. All copies of the Software and the Documentation shall remain the exclusive property of BankServ, and Sublicensee shall have no right, title or interest therein. Sublicensee may not assign, sublicense, or otherwise transfer this sublicense to any other person or entity, whether voluntarily, involuntarily or by operation of law.

5. INTELLECTUAL PROPERTY RIGHTS.

(a) Copyright. Sublicensee agrees that the Software and Documentation are works on which BankServ holds the sole and exclusive copyright. Sublicensee shall maintain all copyright notices on the Software and Documentation, and shall reproduce such notices on all copies of the Software, and upon all tangible medium, such as diskettes, upon which copies are stored.

(b) Trade Secrets. Sublicensee agrees that the Software and Documentation contain valuable trade secrets and confidential information which are the unrestricted proprietary rights of BankServ. Sublicensee agrees that it will not use this information in any way not allowed by this Sublicense Agreement, that it will not disclose this information to anyone other than its own employees who require access, that it will protect and maintain the confidentiality of this information, and that it will take all precautions to prevent any unauthorized use or disclosure of this information. Sublicensee further agrees that It will not decompile, disassemble, or reverse engineer the Software or permit others to do so.

(c) Sublicensee Obligations. Sublicensee shall be responsible and liable to Sublicensor and BankServ for all loss and damage suffered Sublicensor arising from any breach of this Section 5, and all such loss and damage arising as a consequence of any unauthorized use or disclosure by any person having access to the said information and data while in the possession or under the control of Sublicensee. Sublicensee agrees that any breach or attempted or threatened breach of this Section 5, will cause irreparable harm to Sublicensor and BankServ. Accordingly. Sublicensee agrees that (i) in the event of breach or attempted or threatened breach of this Sublicense Agreement, Sublicensor may terminate this Sublicense immediately, and (ii) if a court of competent jurisdiction determines that Sublicensee has breached or attempted or threatened to breach of this Section 5, then Sublicensee will consent to the entry of an injunction against it without the need for Sublicensor to make a showing of Irreparable harm. The obligations imposed on the Sublicensee and BankServ and the rights conferred upon Sublicensor by this Section 5 shall not be extinguished upon termination of this Sublicense Agreement or the sublicense hereby granted, but shall remain continuing obligations of Sublicensee.

6. DISCLAIMER OF WARRANTY.

(a) No Warranty. Except for the efficacy of the software upon installation and only at the commencement of its use, Sublicensor does not warrant, that the Software will operate uninterrupted of or error free, operate In combination with other software or meet the Sublicensee's requirements. Sublicensee is solely responsible for verifying the correctness and accuracy of all data and calculations.

(b) Exclusive Remedy. Sublicensee agrees that the Software is of such complexity that It may have defects. Therefore, Sublicensee agrees that if the Software fails to perform as warranted, then as Sublicensee's exclusive remedy, Sublicensor will, at its option, either (i) provide software support services necessary to correct material errors reported to Sublicensor in writing by Sublicensee and which Sublicensor is able to reproduce, or (ii) terminate this Sublicense Agreement and the sublicense granted hereunder.

(c) EXCLUSIVE WARRANTY. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED. SUBLICENSOR AND BANKSERV SPECIFICALLY DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES RELATING TO QUALITY, PERFORMANCE, INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE.

7. THIRD PARTY BENEFICIARY. The parties agree that BankServ is a third-party beneficiary to this Agreement and may enforce this Agreement as if it were a party hereto.

8. GOVERNING LAW: ATTORNEYS' FEES. This Sublicense Agreement shall be governed by the laws of the State of California, except for provisions related to conflicts of laws. In any action to enforce this Sublicense Agreement or remedy any breach hereof, the prevailing party shall be entitled to recover its attorneys' fees.

9. AMENDMENT WAIVER. No amendment or modification of this Sublicense Agreement will be effective unless it is in writing and signed by the parties hereto. No party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Sublicense Agreement. Further, the waiver of any provision of this Sublicense Agreement shall not constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Sublicense Agreement.

IN WITNESS WHEREOF, the parties have executed this Sublicense Agreement as of the date first above written.

SUBLICENSOR:

___________________________, a _______________ ________________

By: _______________________

Its: _________________________________________

SUBLICENSEE:

___________________________, a _______________ ________________

By: _______________________

Its: _________________________________________

                                   EXHIBIT D

         CLIENT HARDWARE, SOFTWARE AND TELECOMMUNICATIONS REQUIREMENTS

SOFTWARE:

GFX CLIENT SOFTWARE VERSION __________ can run on any Windows platform including Windows 95 (Version B), WINDOWS 98, AND Windows NT Workstation of Windows NT.

HARDWARE:

GFX CLIENT software requires an IBM compatible 486 processor with 8mb of RAM and 20mb of hard drive space.

The software would be "loaded onto the Client's WAN or LAN for internal users and appear on those PC workstations designated by the Client. External users (customers) can be given access to the system at the Client's option. They would be connected through either the Client's cash management system or directly through frame relay or dial-up telecommunications links at the Client's option.

Daily wire volume is the primary determinant of which telecommunications option the Client will use. We recommend that Clients with more than 50 wires per day consider the frame relay option but there is no required volume. The Client can also use a mixture of both types of telecommunications links for various locations, again as volumes warrant.

Frame-relay communications links require a router and related peripheral equipment (the recommended configuration is shown below):

QTY PART #         DESCRIPTION

 2  CISCO 1720     lO/lOOBaseT  Modular  Router w/2 WAN slots, 8M Flash/32M DRAM
 1  WIC-1DSU-56K4  1-Port  4-Wire 56Kbps  DSU/CSU WAN  Interface  Card
 1  WIC- lB-U      1-Port  ISDN  with  NT-i WAN  Interface  Card dial and
                   leasedline
 2  WIC-1ENET      Single-Port Ethernet WAN Interface Card
 1  ?              2' Ethernet Crossover Cable

The   equipment   listed   above  may  be   ordered  by   BankServ   for  actual
purchase/payment by Client, at the Client's option. Prices and availability are subject to the supplier.

Dial-up communications links only require a modem.

TELECOMMUNICATIONS COSTS:

These are billed as a "pass-through" as provided by our carrier, AT&T. Charges vary with either the frame-relay or dial-up options.

While a specific quote can be provided upon request, average monthly charges for the frame-relay option are about $500, these are applied as a monthly flat rate with NO additional activity charges. This fee includes links to both BankServ's primary and backup sites and also provides an additional ISDN fallback capability. The frame-relay lines access a local AT&T site (usually within the same Area Code as the Client's primary 1caticn) so that toll charges are minimized.

Dial-up lines are billed at $3.50 per hour (calculated by the minute for actual connect time). These also use a local Area Code to avoid long distance charges.

Users may migrate from dial-up to frame-relay access at any time, conversion takes about 30 days.

                                   EXHIBIT E
                        GFXN CLIENT APPLICATION SUPPORT


OVERVIEW:

BankServ(R) Client Application Support will respond to and work on all Client support requests with respect to the most recent version of the software delivered to the Client with additional charge at Time and Material rates during the term of the Software License and Support Agreement (hereinafter System Support Services"). The support will include:

o Accepting and fielding Client requests and escalations.
o Troubleshooting Client issues.
o Working with BankServ(R) Development on an action plan for Client issues.
o Escalating Client requests for changes in severity level to BankServ(R) Development and/or management when necessary.
o Communicating status of Incident Tickets on a timely basis.
o Handling  response,  resolution and closure  within the stated time limits.
o Closing Incident Tickets with the Client's approval.
o Supplying the Client with all technical bulletins, updated user guides and any other updated documentation.
o Supplying the Client with all interim and maintenance releases of the software that are released or made available by BankServ(R) from time to time

SUPPORT TIER DEFINITIONS:

FIRST LEVEL SUPPORT:

Support for Client's customers (i.e. questions on status of wires)

Second level Support:

Support  of  Clients  internal   non-GFX  related  events  (i.e.   network  card
malfunction)

Third level 3 Support:

Support or GFX related issues

SEVERITY LEVEL DEFINITIONS:

SEVERITY 1:

A CRITICAL PROBLEM that requires immediate attention and circumvention is not available: e.g. The production system is down and cannot be brought up.

SEVERITY 2:

A LIMITED CRITICAL PROBLEM that restricts functionality: e.g. the product operates but is severely restricted; or the production system is regularly disrupted (i.e. 2 or 3 times a week).

SEVERITY 3:

A LIMITED NON-CRITICAL PROBLEM that is occurring with the production system but the majority of functions are still usable: e.g. the production system is occasionally impacted (less than once per week); or a problem occurs when a specific facility or function is invoked.

SEVERITY 4:

A MINIMAL IMPACT PROBLEM or question which does not affect product function: e.g. An infrequently used utility occasionally gives misleading results; or a problem has occurred once but has not yet reoccurred and cannot be reproduced; or a problem occurs once but can be circumvented without undue difficulty; or a non-reproducible problem impacts the consumer community.

ROLES AND RESPONSIBILITIES:

o The Client is responsible for providing First and Second level support for the hosted application and escalating Third level support requests to BankServ(R) Client Application Support.

o A dedicated resource from the Client for the period covering "Initial Contact with Client" through "Issue Diagnosis" for seventy I and severity 2 incident tickets will be necessary to ensure quality and timely resolution of those incident tickets. This resource will be the Client's escalation1ath to BankServ(R) Client Application Support and should initiate the contact to BankServ Client Application Support.

o BankServ(R) Client Application Support will provide Third level support to the Client's support requests. Third level support will provided on a Time and Materials basis at BankServ's published standard rates. 7 x 24 support package is available for $25,000 per year or business hour support (5 a.m. Pacific Time to 5:30 p.m. Pacific Time) is available for $12,500 per year.

THIRD  LEVEL  SUPPORT ON  SEVERITY 3 AND  SEVERITY 4 RESPONSE  METRICS:

Initial Contact  with Client                  within 4 hours of contact

Issue  Diagnosis                              by end of next business day after
                                              Client contact

Client Status Updates  (requires development) as needed before software  release

FOLLOW UP CALLS:

     BankServ(R) Client Application Support will be responsible for following up with the Client on all support requests. Follow up calls will occur when any of the following conditions are met:

o    Incident ticket requires additional information from the Client.

o    Incident ticket is ready to be closed and needs Client approval.

o    Client requires additional information on the incident ticket.

o    Incident ticket has been escalated.

o    Incident ticket has changed severity levels.

o BankServ(R) Client Application Support is conducting a Client satisfaction survey.

CALL  CLOSURE:

An incident ticket will be closed when any of the following conditions have been met:

o The Client requests closure of the incident ticket since resolution has occurred.

o The Client requests closure of the incident ticket without further investigation into the matter.

o    The incident  ticket has been  determined to have a diagnosis of No Trouble
     Found.

o The incident ticket has been open more than 5 business days without any response from the Client to information requests from BankServ(R) Client Application Support.

SOFTWARE UPDATES:

BankServ(R) Client Application Support may provide software updates to the Client. The updates will address issues that BankServ(R) deems necessary to ensure the proper operation of the software provided to the Client. Technical support related to installation of upgrades is available on a Time and Materials basis.

                                  BRIDGE BANK

                            *** FACSIMILE COVER ***

DATE: JUNE 26, 2002                       # PAGES: 2, (including cover page)

TO: Pete Hosokawa                         FROM: Tom Sa

COMPANY: BankServe                        SENDER'S PHONE: 408.556.8308

FAX: 41.5.217.4525                        SENDER'S E-MAIL: tom.sa@bridgebank.com

PHONE NO.:

RE: BRIDGE BANK AGREEMENT

oooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooooo

Pete,

As requested by Norm Costa, following please find the signature page of the Bridge Bank agreement executed by me today. I am forwarding the original to you via FedEx.

I look forward to moving ahead with Bankserve.


Regards.


Tom









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